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                                                                    Exhibit 10.2




THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT QUALIFIED UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                 PROMISSORY NOTE

$3,400,000.00                     Dallas, Texas          September 30, 2003

         FOR VALUE RECEIVED, the undersigned, HEALTHAXIS INC., a Pennsylvania corporation ("Maker"), hereby promises to pay to the order of UICI, a Delaware corporation ("Payee"), at its offices at 9151 Grapevine Highway, North Richland Hills, TX 76180, in lawful money of the United States of America, the principal sum of Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00), together with interest on the outstanding principal balance from day to day remaining as herein specified, in installments as follows:

         1. Beginning on November 1, 2003, and continuing on the 1st day of each month thereafter through and including September 1, 2006, a monthly installment equal to the Monthly Payment Amount (as hereinafter defined) shall be due and payable, which shall be applied first to all accrued but unpaid interest on this Promissory Note, and the remainder will be applied to the outstanding principal amount then due; and

         2. A final installment in the amount of all outstanding principal, plus accrued and unpaid interest, shall be due and payable on September 30, 2006 (the "Maturity Date").

         The "Monthly Payment Amount" shall be an amount equal to the greater of
(i) one-half of the invoice amount attributable to data capture services (before any credit or deduction for repayment of this Note as provided below) for the prior month for all data capture services rendered from time to time by Healthaxis Imaging Services, LLC ("HAIS"), a subsidiary of Maker, to The Mega Life & Health Insurance Company ("MEGA") (including any and all affiliates, divisions or units thereof), a subsidiary of Payee, pursuant to the terms of that certain services agreement, effective May 1, 1999, between MEGA and Mid-West National Life Insurance Company of Tennessee and HAIS, as amended by that certain First Amendment to Agreement effective January 1, 2000, Second Amendment to Agreement effective January 1, 2001, Third Amendment to Agreement effective January 1, 2002 and Fourth Amendment effective January 1, 2003 (as amended, the "Services Agreement"), or (ii) Sixty-five Thousand and No/100 Dollars ($65,000.00). In accordance with that certain Repurchase Agreement, dated of even date herewith between Maker and Payee, Payee has agreed that its Insurance Center unit will use HAIS as its sole supplier under the terms of the Services Agreement (as it may be subsequently renewed and extended as required in the Repurchase Agreement) for all of its imaging, data capture and related services needs if and only for so long as (x) any portion of this Promissory Note remains outstanding and is not in default, (y) HAIS meets or exceeds its
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contractual commitments for quality and turn around time as contained in the
Services Agreement, and (z) HAIS is not otherwise in default under the terms of the Services Agreement; provided, however, in no event shall UICI's Insurance Center unit be required to use HAIS as its sole supplier for all of its imaging, data capture and related services needs after September 30, 2006. In lieu of cash payment of the Monthly Payment Amount, Maker and Payee hereby agree that, on each installment due date, HAIS will issue a credit memo to MEGA in the amount of said Monthly Payment Amount, and UICI will simultaneously credit the same amount toward repayment of this Promissory Note as herein provided. In the event the aggregate amount of credits issued to MEGA and outstanding at any time ever exceeds the total amount then due to HAIS, then Maker will pay the difference in cash on the installment due date. In addition, in the event HAIS or its successor ceases to provide data capture services to MEGA, then each monthly installment will be payable by Maker solely in cash on or before the installment due date.

         This Promissory Note may not be self-amortizing, and Maker hereby acknowledges that on the Maturity Date stated above, a substantial payment of principal and interest may become due and payable.

         The outstanding principal balance hereof shall bear interest prior to maturity at the rate of six percent (6.0%) per annum, and shall be computed on the bases of a 360-day year. All past due principal and interest shall bear interest at the rate of ten percent (10.0%) per annum.

         Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, any such prepayments to be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment, and any such partial prepayments to be applied in inverse order of maturity to the last maturing installment(s) of principal.

         Notwithstanding anything to the contrary contained herein, no provisions of this Promissory Note shall require the payment or permit the collection of interest in excess of the Maximum Rate (hereinafter defined). If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Promissory Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Promissory Note, and if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Promissory Note so that the interest for the entire term does not exceed the Maximum Rate.


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         As used herein, "Maximum Rate" means the maximum nonusurious rate of interest permitted to be charged by the holder hereof under applicable federal or Texas laws. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

         Maker shall be in default hereunder upon the happening of any of the following events or conditions (each such event or condition hereinafter referred to as an "Event of Default"):

         1. Maker shall fail to pay when due any principal of or accrued and unpaid interest on this Promissory Note.

         2. Any representation, warranty, or statement made or deemed made by Maker to Payee shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

         3. Maker shall default in the timely performance of any obligation, covenant or agreement made or owed by Maker to Payee under this Promissory Note, or any other agreement or document executed in connection therewith.

         4. Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due.

         5. Any involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

         6. Maker or any guarantor, surety, or other person ever liable for the payment of this Note shall liquidate, dissolve, die or become incompetent.

         7. Maker shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $25,000 against any of its properties.

         8. A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
(30) days from the date of entry thereof and Maker shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         9. Maker shall fail to pay when due any principal of or interest on any indebtedness (other than the indebtedness represented hereby) in excess of $25,000, or the maturity of any such indebtedness shall have been accelerated, or any such indebtedness shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such indebtedness or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.


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         Upon the occurrence of any Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Promissory Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose and offset against this Promissory Note any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. Notwithstanding the foregoing, upon the occurrence of an Event of Default under paragraphs 4 or 5 above, the outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by Maker hereunder shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Maker.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Promissory Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Promissory Note is performable in Dallas County, Texas. Any action or proceeding under or in connection with this Promissory Note against Maker or any other party ever liable for payment of any sums of money payable on this Promissory Note may be brought in any state or federal court in Dallas County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Any action or proceeding by Maker or any other party liable hereunder against Payee shall be brought only in a court located in Dallas County, Texas.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Promissory Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.



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         THIS PROMISSORY NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND
AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE REPRESENT THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

                                        MAKER:

                                        HEALTHAXIS INC.



                                        By:   /s/ James W. McLane
                                             -----------------------------------
                                        Name:  James W. McLane
                                               ---------------------------------
                                        Title:   Chairman and CEO
                                                --------------------------------



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